UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2009

TUSCANY MINERALS LTD.

(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

000-32981

(Commission File Number)

98-0335259

(IRS Employer Identification No.)

780 - 333 Seymour Street, Vancouver, British Columbia, V6B 5A6

(Address of principal executive offices and Zip Code)

778.370.1715

(Registrant's telephone number, including area code)

Tuscany Minerals, Ltd.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year; and

Item 8.01 Other Events

At our annual and special meeting of shareholders held on July 2, 2009, our shareholders approved: (1) a merger of our company with and into its wholly-owned Wyoming subsidiary, with the surviving company being Tuscany Minerals Ltd., the Wyoming company; and (2) a subsequent continuation of our company from the State of Wyoming to the Cayman Islands. At the meeting, our shareholders also approved the adoption of the memorandum of association and articles of association that were presented to shareholders at the meeting in substitution of our existing constating documents upon the acceptance of the application for continuance by the Registrar of Companies of the Cayman Islands.

Upon the completion of the merger of our company with and into our Wyoming company, we filed an application for continuance with the Registrar of Companies of the Cayman Islands on July 28, 2009 and received a certificate of registration by way of continuation from the Registrar, dated July 28, 2009, on July 29, 2009. In accordance with the resolutions of our shareholders at the meeting held on July 2, 2009, a new memorandum of association and articles of association were adopted in substitution of our existing constating documents effective July 28, 2009 as a result of the issuance of the certificate of registration.

Item 9.01 Financial Statements and Exhibits

3.1	Memorandum of Association
3.2	Articles of Association
3.3	Certificate of Registration By Way of Continuation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUSCANY MINERALS LTD.

/s/ Ross J. Tocher

Ross J. Tocher

President and Chief Executive Officer

Date: August 5, 2009

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